                                                                    Exhibit 23.1








                                                  Statement of Assets Sold
                                             and Related Statement of Operating
                                                Revenue and Expenses of the
                                              Vascular Access Line of Business
                                                             of
                                               Radiance Medical Systems, Inc.

                                                 As of January 21, 1999 and
                                            for the year ended December 31, 1998
                                             with Report of Independent Auditors

                         Report of Independent Auditors

Board of Directors and Shareholders
Radiance Medical System, Inc.

We have audited the accompanying statement of assets sold as of January 21, 1999 and the statement of operating revenues and expenses of the vascular access line of business of Radiance Medical System, Inc. for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets sold and statement of operating revenues and expenses of the vascular access line of business are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the statement of assets sold as of January 21, 1999 and the statement of operating revenues and expenses of the vascular access line of business of Radiance Medical Systems, Inc. for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying statement of assets sold and statement of operating revenues and expenses of the vascular access line of business of Radiance Medical Systems, Inc. has been prepared in order to comply with a requirement to include audited financial statements in Escalon Medical Corporation's Form 8-K to be filed with the Securities and Exchange Commission.

                                                            /s/Ernst & Young LLP
Orange County, California
April 2, 1999

                        Vascular Access Line of Business
                                       of
                         Radiance Medical Systems, Inc.

                            Statement of Assets Sold

                                January 21, 1999


Inventory                                                   $704,442

Equipment, net of accumulated depreciation of $35,058        146,025
                                                            --------
Total assets                                                $850,467
                                                            ========



See accompanying notes.

                        Vascular Access Line of Business
                                       of
                         Radiance Medical Systems, Inc.

                   Statement of Operating Revenue and Expenses

                      For the year ended December 31, 1998


Revenue                                    $ 2,663,605
Costs of goods sold                          1,342,270
                                           -----------
Gross margin                                 1,321,335

Operating Expenses:
    Research and development                   479,872
    Sales and marketing                        556,372
    Allocation of corporate expenses           670,442
                                           -----------
Total operating expenses                     1,706,686
                                           -----------
Net loss                                   $  (385,331)
                                           ===========



See accompanying notes.

                        Vascular Access Line of Business
                                       of
                         Radiance Medical Systems, Inc.

      Notes to the Statement of Assets Sold and the Statement of Operating
          Revenues and Expenses of the Vascular Access Line of Business

                                December 31, 1998



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PURPOSE OF FINANCIAL STATEMENTS

Effective January 21, 1999, Radiance Medical System, Inc. (the Company) sold its vascular access line of business to Escalon Medical Corporation (Escalon). These financial statements have been prepared in order for Escalon to comply with a Securities an Exchange Commission requirement to file audited financial statements with its Form 8-K related to the purchase of the vascular access line of business from the Company.

BASIS OF PRESENTATION

The accompanying the statement of assets sold and the statement of operating revenues and expenses of the vascular access line of business of the Company has been prepared based on amounts included in the Company's books and records. All other financial statements required by generally accepted accounting principles have been excluded by management.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

Sales and related cost of sales are recognized on the date of shipment, or if required, upon acceptance by the customer.

INVENTORY

Inventory is comprised of raw materials, work-in-process and finished goods and is stated at the lower of cost, determined on an average cost basis, or market value.

                        Vascular Access Line of Business
                                       of
                         Radiance Medical Systems, Inc.

      Notes to the Statement of Assets Sold and the Statement of Operating
          Revenues and Expenses of the Vascular Access Line of Business
                                  (continued)





1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORY (CONTINUED)

Inventories consist of the following at January 21, 1999:

      Raw materials                                             $357,988
      Work-in-process                                             92,743
      Finished goods                                             253,711
                                                                --------
                                                                $704,442
                                                                ========

EQUIPMENT

Equipment is stated at cost and is depreciated on a straight line basis over five years.

Equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Long-lived assets expected to be disposed of are stated at the estimated fair value less the costs to sell.

ADVERTISING EXPENSE

The Company expenses advertising costs as incurred. No advertising was incurred for the vascular access line of business during 1998.

CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

The Company sells its products primarily to medical institutions and distributors worldwide. The Company performs on going credit evaluations of its customers' financial condition and generally does not require collateral from customers.

                        Vascular Access Line of Business
                                       of
                         Radiance Medical Systems, Inc.

      Notes to the Statement of Assets Sold and the Statement of Operating
                  Revenues and Expenses of the Vascular Access
                          Line of Business (continued)





2. ALLOCATION OF CORPORATE EXPENSES

The accompanying statement of operating revenue and expenses includes an allocation of corporate general and administrative expenses to the vascular access line of business. This allocation is intended to recognize the costs of corporate services provided to the vascular access business including: accounting, auditing, payroll and treasury functions; administration of employee incentive programs; marketing support; facilities management; legal services; and other support services. The allocation is based on sales of the vascular access line of business as a percentage of total Company sales applied to the total general and administrative expenses incurred by the Company. Management believes that the allocation is reasonable.




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